UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 5, 2006
SUNAIR SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Southwest Third Avenue Fort Lauderdale, Florida		33315

(Address of Principal Executive Office)		(Zip Code)
(954) 525-1505
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Disposition of Sunair Communications, Inc.
On September 5, 2006, Sunair Communications, Inc. (“Sunair Communications”), a wholly-owned subsidiary through which the Registrant operates its high frequency single sideband communication business, entered into an asset purchase agreement (“Purchase Agreement”) pursuant to which Sunair Communications agreed to sell substantially all of its assets to Sunair Holdings, LLC, a Florida limited liability company (“Sunair Holdings”) for an aggregate purchase price of $5.0 million, consisting of $3.0 million in cash and $2.0 million in the form of a three year subordinated promissory note issued by Sunair Holdings and made payable to Sunair Communications (“Buyer Note”). The closing of the Purchase Agreement (“Closing”) occurred on September 8, 2006 (“Closing Date”).
Synnott B. Durham, CFO of the Registrant and an officer and director of Sunair Communications and James E. Laurent, an officer and director of Sunair Communications, are also affiliates of Sunair Holdings. Each of Messrs. Durham and Laurent beneficially owns less than 1% of the outstanding shares of the Registrant’s common stock.
The purchase price was based on the fair market value of the assets of Sunair Communications as determined by the Board of Directors of the Registrant.
The Registrant’s Audit Committee and Board of Directors approved the transaction.
Under the terms of the Purchase Agreement:
•	Sunair Communications will retain all cash, accounts receivable and certain other assets worth approximately $300,000.

•	Sunair Communications expects to receive additional proceeds resulting from a post-closing adjustment to the purchase price, based on a reconciliation of the inventory as of the effective date of the Purchase Agreement.

•	Sunair Holdings agreed to assume the accounts payable related to inventory purchases and certain other liabilities of Sunair Communications.

•	Sunair Holdings agreed to assume the employment agreements of Henry A. Budde, an officer of Sunair Communications, and Messrs. Durham and Laurent. As a result, Messrs. Budde, Durham and Laurent will no longer be employed by the Registrant or its subsidiary. The Registrant will not incur any penalties in connection with the assignment of the employment agreements.

•	At the Closing, the Registrant entered into a 6 month lease agreement with Sunair Holdings pursuant to which the Registrant agreed to lease to Sunair Holdings the real property premises where Sunair Communications conducted its business for an aggregate rent amount of approximately $87,000 during the term of the lease (“Buyer Lease”). Sunair Holdings has the right to renew the Buyer Lease for one additional 6 month term. Sunair Holdings also has the right to terminate the Buyer Lease in the event Sunair Holdings decides to relocate. The Registrant has the right to assign the Buyer Lease. The Registrant also has the right to terminate the Buyer Lease in the event the Registrant sells the premises. The Registrant will not incur any penalties for the early termination of the Buyer Lease.

•	Sunair Holdings agreed to pay to Sunair Communications 7% of the gross proceeds received by Sunair Holdings for any agreement resulting from a proposal previously submitted by Sunair Communications to provide services and equipment to the Sultanate of Oman, provided such agreement is entered into within 1 year after the Closing Date. In addition, Sunair Holdings agreed to pre-pay the Buyer Note in advance from proceeds received by Sunair Holdings under such agreement, if permitted by its primary institutional lender.
A copy of the Purchase Agreement relating to the disposition of Sunair Communications is attached hereto as Exhibit 10.21, and is incorporated herein by reference. The summary contained in this Current Report on Form 8-K is qualified in its entirety by reference to the more detailed terms set forth in the Purchase Agreement, and investors are encouraged to review the full text of the Purchase Agreement.
Investors are cautioned about relying on representations, warranties, covenants, and agreements contained in the Purchase Agreement. The representations and warranties in the Purchase Agreement may be qualified by disclosure schedules that have not been filed with the Securities and Exchange Commission, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes, and represent an allocation of risk as between the parties as part of the transaction reflected in the Purchase Agreement. Moreover, the representations and warranties may become incorrect after the date of the Purchase Agreement, and changes, if any, may not be reflected in the Registrant’s public disclosures. The covenants and agreements contained in the Purchase Agreement are solely for the benefit of Sunair Communications and Sunair Holdings, and compliance with each covenant and agreement may be waived, and the time for performance under each covenant and agreement may be extended, by the party entitled to the benefit of the covenant or agreement.
The Buyer Note will bear interest at a rate based on London Interbank Offered Rate (LIBOR) plus three percent (3%) per annum, with accrued interest payable monthly, and with the principal amount due and payable on the third anniversary from the date of issuance. The Buyer Note is secured by a Security Agreement, dated as of the Closing Date, by and among Sunair Communications and Sunair Holdings (“Security Agreement”) pursuant to which Sunair Holdings granted to Sunair Communications a security interest in all corporate property of Sunair Holdings. In addition, the principals of Sunair Holdings have jointly and severally guaranteed the payment of the Buyer Note. The Buyer Note and Security Agreement are subordinated to the payment in full of up to $3.5 million in indebtedness of Sunair Holdings owed to its primary institutional lender. Amounts due under the Buyer Note, including accrued and unpaid interest, will be accelerated if: (i) Sunair Holdings defaults on the timely payment of principal and interest under the Buyer Note, (ii) Sunair Holdings violates any terms of the Note, the Purchase Agreement or the Security Agreement, (iii) any material representation under the Note or Purchase Agreement is false, misleading or breached, (iv) Sunair Holdings defaults on the timely payment of principal and interest under its senior indebtedness, (v) Sunair Holdings encumbers or disposes of the collateral under the Security Agreement, or (vi) Sunair Holdings becomes insolvent or bankrupt.
On September 8, 2006, the Registrant repurchased from Mr. Durham approximately 17,000 shares of its common stock, and the Registrant repurchased from Mr. Laurent approximately 36,000 shares of its common stock, valued at approximately $196,000 in the aggregate, in accordance with a stock repurchase agreement by and among the Registrant and Messrs. Durham and Laurent. The proceeds from the stock repurchase agreement were credited toward the cash portion of the purchase price at the Closing. The purchase price for the purchased shares was determined by multiplying the number of purchased shares by the average closing price of a share of the Registrant’s common stock as reported on the American Stock Exchange for the 30 consecutive trading day period ending the second trading day immediately prior to the Closing Date.
Real Property Commercial Contract
The Registrant entered into a commercial contract, effective as of September 5, 2006, pursuant to which the Registrant agreed to sell to Huckleberry, Inc., a Florida corporation (“Huckleberry”), the real property premises that will be leased to Sunair Holdings under the Buyer Lease for a purchase price of $2.7 million in cash. The commercial contract is expected to close in approximately 75 days. The closing of the commercial contract is subject to Huckleberry’s due diligence investigation of the property. The Registrant has agreed to assign, and Huckleberry has agreed to assume, the Buyer Lease.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Mr. Durham resigned as CFO of the Registrant, effective upon the Closing. Mr. Durham’s resignation was conditioned upon the Closing, and was not due to any disagreement on any matters relating to the Registrant’s operations, policies or practices.
The Board of Directors of the Registrant elected Edward Carriero to serve as the Registrant’s interim CFO following Mr. Durham’s resignation. In February 2006, Mr. Carriero commenced employment with Middleton Pest Control, Inc. (“Middleton”), a wholly owned subsidiary through which the Registrant operates its pest control and lawn care services business. Mr. Carriero has served as CFO of Middleton since July 2006. Prior to joining Middleton, from July 2003 to February 2006, Mr. Carriero served as the revenue auditor for Broward County Port Everglades, a large seaport in South Florida. From October 2001 to July 2003, Mr. Carriero served as CFO of Apex Maintenance Services, Inc., a roofing contractor. From June 1998 to October 2001, Mr. Carriero provided consulting services to various businesses. From June 1991 to June 1998, Mr. Carriero held several operating positions for Huizenga

Holdings, Inc., including: executive vice president/chief financial officer and director for Life General Security Insurance Company, a $100 million life and health insurance company operating in 27 states; executive vice president/chief operating officer for Blue Ribbon Water Company, a bottled water delivery company; and vice president and general manager of Suncoast Helicopters, Inc., a helicopter charter company. Mr. Carriero received his Bachelor of Science in accounting from Saint Francis College in Brooklyn, N.Y. and his MBA from the University of Miami. Mr. Carriero has not entered into an employment agreement with the Registrant or Middleton as of the date of this Current Report on Form 8-K. There are no transactions between Mr. Carriero and the Registrant that would require disclosure under Item 404(a) of Regulation S-B.
Section 8 — Other Events
Item 8.01. Other Events.
On September 6, 2006, the Registrant issued a press release announcing that Sunair Communications had entered into the Purchase Agreement, which is filed as Exhibit 99.1 attached hereto and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a) Not Applicable.
(b) Pro Forma Financial Information.
The unaudited pro forma financial information relating to the disposition of Sunair Communications is attached as Exhibit 99.2 to this Current Report on Form 8-K.
(c) Not Applicable.
(d) Exhibits.

Exhibit	Description

10.21	Asset Purchase Agreement, dated September 5, 2006, between Sunair Communications, Inc. and Sunair Holdings, LLC.

99.1	Press Release, dated September 6, 2006

99.2	Unaudited Pro Forma Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR SERVICES CORPORATION
Date: September 11, 2006	By:	/s/ JOHN J. HAYES
John J. Hayes
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.21	Asset Purchase Agreement, dated September 5, 2006, between Sunair Communications, Inc. and Sunair Holdings, LLC.

99.1	Press Release, dated September 6, 2006

99.2	Unaudited Pro Forma Financial Information